CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post–Effective Amendment to the Registration Statement on Form N-1A of The AdvisorOne Funds, and to the use of our report dated January 29, 2015 on the financial statements and financial highlights of Horizon Active Income Fund, a series of shares of The AdvisorOne Funds. Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders, which is incorporated by reference in the Statement of Additional Information in the Form N-1A.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 3, 2015